EXHIBIT 4
               This certificate reflects New Post Split Shares of
               NUMBER          WAVEPOWER.NET, INC.          SHARES
                            New Cusip No. 943525 10 5




                            NOVUS ENVIRONMENTAL, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                       NEW CUSIP NO. 943525 10 5
PAR  VALUE     OLD  CUSIP  NO.  67010E  10  6
COMMON  STOCK


THIS  CERTIFIES  THAT


is  the  owner  of

FULLY PAID AND NON-ASSESABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH
                                       OF
                            NOVUS ENVIRONMENTAL, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
   Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers

                              DATED:

                              Countersigned  and  Registered
     PRESIDENT
                                 SIGNATURE  STOCK  TRANSFER,  INC.
                                        (Dallas,  Texas)  Transfer  Agent
                              By:


     SECRETARY
                                        Authorized  Signature



                                 CORPORATE SEAL


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